    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1997
                                                    REGISTRATION NOS. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

     NORTHERN TRUST CORPORATION                      NTC CAPITAL II
                                              (EXACT NAME OF REGISTRANT AS
    (EXACT NAME OF REGISTRANT AS            SPECIFIED IN ITS TRUST AGREEMENT)
      SPECIFIED IN ITS CHARTER)
              DELAWARE
                                                        DELAWARE
    (STATE OR OTHER JURISDICTION
  OFINCORPORATION OR ORGANIZATION)           (STATE OR OTHER JURISDICTION OF
                                             INCORPORATION OR ORGANIZATION)
             36-2723087
(I.R.S. EMPLOYER IDENTIFICATION NO.)                   36-7169245
                                          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                             C/O NORTHERN TRUST CORPORATION
     FIFTY SOUTH LASALLE STREET                FIFTY SOUTH LASALLE STREET
       CHICAGO, ILLINOIS 60675                   CHICAGO, ILLINOIS 60675
           (312) 630-6000                            (312) 630-6000
                                            (ADDRESS, INCLUDING ZIP CODE, AND
  (ADDRESS, INCLUDING ZIP CODE, AND         TELEPHONE NUMBER, INCLUDING AREA
  TELEPHONE NUMBER, INCLUDING AREA           CODE, OF REGISTRANT'S PRINCIPAL
   CODE, OF REGISTRANT'S PRINCIPAL                 EXECUTIVE OFFICES)
         EXECUTIVE OFFICES)

                               ----------------

                               PETER L. ROSSITER
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                          NORTHERN TRUST CORPORATION
                          FIFTY SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60675
                              TEL: (312) 444-3716
                              FAX: (312) 630-1596
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE OF EACH REGISTRANT)
                                WITH COPIES TO:
          ROBERT J. MINKUS                          MICHAEL M. MANEY
        SCHIFF HARDIN & WAITE                      SULLIVAN & CROMWELL
          7200 SEARS TOWER                          125 BROAD STREET
       CHICAGO, ILLINOIS 60606                  NEW YORK, NEW YORK 10004
         TEL: (312) 258-5500                       TEL: (212) 558-4000
         FAX: (312) 258-5600                       FAX: (212) 558-3588

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: as soon as practicable after the Registration Statement becomes effective.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-18951 and 333-18951-02
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------

                                   (table and footnotes continued on next page)

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

(continued from previous page)

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                    PROPOSED       PROPOSED
                                      AMOUNT        MAXIMUM        MAXIMUM      AMOUNT OF
     TITLE OF EACH CLASS OF           TO BE      OFFERING PRICE   AGGREGATE    REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED      PER UNIT    OFFERING PRICE     FEE
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
Junior Subordinated Deferrable
 Interest Debentures of Northern
 Trust Corporation(1)...........  $20,000,000        $1,000     $20,000,000     N/A
-------------------------------------------------------------------------------------------
Preferred Securities of
 NTC Capital II.................  $20,000,000        $1,000     $20,000,000     $6,060.61
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Northern Trust Corporation
 Guarantee with respect to
 Preferred Securities(2)(3).....  N/A                N/A        N/A             N/A
-------------------------------------------------------------------------------------------
Total...........................  $20,000,000(4)     100%       $20,000,000(4)  $6,060.61
-------------------------------------------------------------------------------------------

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(1) The Junior Subordinated Deferrable Interest Debentures will be purchased by NTC Capital II with the proceeds of the sale of the Preferred
    Securities.
(2) No separate consideration will be received for the Northern Trust Corporation Guarantees.
(3) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of Northern Trust Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures of Northern Trust Corporation under the Indenture, the rights of holders of Preferred Securities of NTC Capital II under the Trust Agreement, and the rights of holders of the Preferred Securities under the Guarantee and the Expense Agreement that, taken together, fully, irrevocably and unconditionally guarantee the obligations of NTC Capital II under the Preferred Securities.
(4) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the Preferred Securities of NTC Capital II.

               STATEMENT PURSUANT TO SECURITIES ACT RULE 462(B)

  This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933 and General Instruction IV of Form S-3. The contents of the Registration Statement on Form S-3 (registration nos. 333-18951 and 333-18951-02) filed on December 30, 1996 by Northern Trust Corporation and NTC Capital II (the "Prior Registration Statement"), including without limitation
Exhibit 24 thereto, are incorporated herein by reference.

           EXHIBITS REQUIRED PURSUANT TO SECURITIES ACT RULE 462(B)

 5(a)  Opinion of Schiff Hardin & Waite as to legality of the additional Junior
       Subordinated Debentures and the Guarantees to be issued by the Corporation.
 5(b)  Opinion of Richards, Layton & Finger as to legality of the additional
       Preferred Securities to be issued by NTC Capital II.
 8 Opinion of Schiff Hardin & Waite as to certain federal income tax matters.
 23(a) Consent of Arthur Andersen LLP.
 23(b) Consent of Schiff Hardin & Waite (included in 5(a)).
 23(c) Consent of Richards, Layton & Finger (included in 5(b)).
 24    Powers of attorney (incorporated by reference to Exhibit 24 to the Prior
       Registration Statement).

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, NORTHERN TRUST CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 22ND DAY OF APRIL, 1997.

                                          Northern Trust Corporation
                                           (Registrant)

                                                     /s/ Perry R. Pero
                                          By: _________________________________
                                                       Perry R. Pero
                                              Senior Executive Vice President
                                                            and
                                                  Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


         William A. Osborn*          Chairman and Chief Executive    April 22, 1997
____________________________________   Officer
         William A. Osborn

         /s/ Perry R. Pero           Senior Executive Vice           April 22, 1997
____________________________________   President and Chief
           Perry R. Pero               Financial Officer

          Harry W. Short*            Senior Vice President and       April 22, 1997
____________________________________   Controller (Chief
           Harry W. Short              Accounting Officer)

                                     Director
____________________________________
          Duane L. Burnham

                                     Director
____________________________________
            Susan Crown

         Dolores E. Cross*           Director                        April 22, 1997
____________________________________
          Dolores E. Cross

         Robert S. Hamada*           Director                        April 22, 1997
____________________________________
          Robert S. Hamada

         Barry G. Hastings*          Director                        April 22, 1997
____________________________________
         Barry G. Hastings

         Robert A. Helman*           Director                        April 22, 1997
____________________________________
          Robert A. Helman

          Arthur L. Kelly*           Director                        April 22, 1997
____________________________________
          Arthur L. Kelly


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       Frederick A. Krehbiel*        Director                        April 22, 1997
____________________________________
       Frederick A. Krehbiel

        William G. Mitchell*         Director                        April 22, 1997
____________________________________
        William G. Mitchell

         Edward J. Mooney*           Director                        April 22, 1997
____________________________________
          Edward J. Mooney

                                     Director
____________________________________
          Harold B. Smith

         William D. Smithburg*       Director                        April 22, 1997
____________________________________
        William D. Smithburg

          Bide L. Thomas*            Director                        April 22, 1997
____________________________________
           Bide L. Thomas


       /s/ Perry R. Pero
*By____________________________
         Perry R. Pero
       Attorney-in-Fact

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NTC CAPITAL II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS ON THE 22ND DAY OF APRIL, 1997.

                                          NTC Capital II

                                          By: Northern Trust Corporation, as
                                             Depositor

                                                     /s/ Perry R. Pero
                                          By: _________________________________
                                                       Perry R. Pero
                                              Senior Executive Vice President
                                                and Chief Financial Officer